Exhibit 10.43

MGE ENERGY, INC.

PERFORMANCE UNITS

AWARD AGREEMENT –

Employee

MGE Energy, Inc., a Wisconsin corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Performance Units (the “Grant Notice”) to which this Performance Units Award Agreement (the “Agreement”) is attached an Award consisting of Performance Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the MGE Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”), the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or this Agreement shall be determined by the Administrator.  All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in this Agreement, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or this Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in this Agreement.

3.The Award.

3.1Grant of Units.  On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the number of Performance Units set forth in the Grant Notice, subject to adjustment as provided in Section 9 and in the Grant Notice.  Each Performance Unit represents a right to receive, on a date determined in accordance with the Grant Notice and this Agreement, Shares or cash, as provided in this Agreement or the Grant Notice.

4.Vesting of Units.

4.1Generally. Units acquired pursuant to this Agreement shall be subject to a substantial risk of forfeiture until the Performance Period and Vesting Period end, and until the Performance Goals are satisfied, as provided in the Grant Notice.

4.2Death, Disability or Retirement. If the Participant’s employment with the Company is terminated due to the Participant’s death, Disability or Retirement, the Participant’s Performance Units shall continue to vest in accordance with the Performance Period set forth in the Grant Notice, as if the Participant had remained employed with the Company following such death, Disability or Retirement through the applicable Performance Period and Vesting Period, and all Performance Units shall be settled in accordance with the Plan on the appropriate Settlement Date following the conclusion of the full Performance Period; provided, however, that the Participant remains in Retirement or subject to a Disability, as applicable, through such Settlement Date.

4.3Retirement During Grant Year. Notwithstanding the foregoing, to the extent that the termination of employment was due to Retirement and such Retirement occurred during a Grant Year, a pro-rata share of the Performance Units awarded will be immediately forfeited.  The number of Performance Units to be retained will be based on the proportion of the year in which the Participant was employed and will be calculated based on the following formula:

Number of Performance Units to be retained = [Number of full calendar months employed during the Grant Year/12] * Number of Performance Units awarded under this Agreement for the Grant Year.

The retained Units will continue to vest in accordance with this Section 4. For the avoidance of doubt, if a Participant terminates employment due to Retirement after a Grant Year but before the end of the Performance Period, as applicable, the Participant will retain all of the Performance Units granted to the Participant.

4.4Definition of Retirement. For purposes of this Section 4, “Retirement” shall mean the Participant’s Termination of Service satisfying the following conditions, each as determined by the Company in its sole and absolute discretion:

(a)the Participant’s Termination of Service occurs after reaching age 65 or older;

(b)the Participant’s Termination of Service occurs after reaching age 60, and has completed at least ten years of service as an employee of the Company as of the date of such Retirement; or

(c)the Participant’s Termination of Service occurs after reaching age 55, and has completed at least ten years of service as an officer of the Company as of the date of such Retirement; or

(d)the Participant’s Termination of Service is approved by the Board as a Retirement; and

(e)the Participant does not, prior to the Settlement Date:

(i) directly, or indirectly through another individual or entity, act as an officer, director, partner or employee of or consultant to or act in any managerial capacity with any entity that is engaged in the sale of electricity or gas to retail customers, or the provision of transmission services related thereto, in the State of Wisconsin; or

(ii)act in any full-time position with any other entity, if such position requires duties and responsibilities similar to the duties and responsibilities of the Participant with the Company prior to Retirement.

5.Forfeiture.

5.1Forfeiture of Unvested Performance Units.  In the event that the Participant incurs a Termination of Service for any reason or no reason  (other than as described in Section 4.2 or 4.3), with or without Cause, the Participant shall forfeit, and the Company shall automatically reacquire, all Performance Units which are not, as of the time of such termination, vested Performance Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor.

5.2Forfeiture of Vested Performance Units.  In the event that the Participant incurs a Termination of Service for Cause after the time at which the Performance Units become vested (“Vested Units”) but before the Shares are settled under Section 6.1, Participant shall forfeit, and the Company shall automatically reacquire, all Performance Units which are, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

6.Settlement of the Award.

6.1Issuance of Shares of Stock.  Subject to the provisions of Section 6.2 and Section 6.4, the Company shall issue to the Participant the number of Shares which have an aggregate Fair Market Value equal to the value of the earned and vested Performance Units at the close of the applicable Performance Period. Such issuance will occur as soon as practicable following the Settlement Date, but in no event shall be later than the March 15 immediately following such Settlement Date.  The Settlement Date with respect to a Performance Unit shall be the date on which such Performance Unit becomes a Vested Unit as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of the Company, if any, will not be satisfied by the share withholding method described in Section 7.2 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the vested Performance Units would violate any trading compliance policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the trading compliance policy, but in any event the Company shall issue to the Participant one (1) Share with respect to each Vested Unit on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.  Shares issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.4, Section 7 or the Company’s trading compliance policy, or the Company’s stock ownership guidelines.

6.2Election to Receive Settlement in Cash. The Participant may make an irrevocable election to receive all or any portion of the Award in cash. The Participant must make an election on the form prescribed by the Administrator no later than the last day of the Vesting Period.

6.3Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of this Agreement with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, [or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice].  Except as provided by the foregoing, a certificate for the Shares acquired by the Participant shall be registered in the name of the Participant, or, in the event of the Participant’s death, in the names of the beneficiary(ies) of the Participant.

6.4Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Performance Units and issuance of Shares upon settlement of the Performance Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.

6.5Fractional Shares.  The Company shall not be required to issue fractional Shares upon the settlement of the Performance Units.

6.6Dividend Equivalents. Dividend Equivalents shall be paid in cash to the Participant no later than the March 15 immediately following the Settlement Date. Dividend Equivalents shall equal the total of the dividends declared and paid to Company shareholders during the Performance Period with respect to each Vested Unit, as if the Participant was an actual shareholder of the Company during the Vesting Period.

7.Tax Withholding.

7.1In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for  (including by the remittance of a check to the Company), any sums required to satisfy the federal, state, and local tax withholding obligations of the Company, if any, which arise in connection with this Agreement, the vesting of Performance Units or the issuance of Shares in settlement thereof.  The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company have been satisfied by the Participant.

7.2Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Performance Units a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.  Any determination by the Company with respect to whether to permit the withholding of Shares to satisfy the tax withholding obligation shall be made by the Administrator if the Participant is subject to Section 16 of the Exchange Act.

7.3Assignment of Sale Proceeds.  If permitted by the Company, subject to compliance with applicable law and the Company’s trading compliance policy, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Performance Units.

8.Effect of Change in Control.

In the event of a Change in Control, the Award shall be subject to Section 12.3 of the Plan.

9.Adjustments for Changes in Capital Structure.

The Award shall be subject to and treated as set forth in Section 12.1 of the Plan.

10.Rights as a Shareholder or Employee; Employment Status.

10.1Other than as provided in this Agreement, the Participant shall have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

10.2If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate the Participant’s service at any time.

11.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in deferred compensation subject to Code Section 409A shall comply in all respects with the applicable requirements of Code Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance.  In connection with effecting compliance with or an exemption from Code Section 409A, the following shall apply:

12.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s Termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.

12.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3Amendments to Comply with Code Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the

Participant in connection with the Award, including as a result of the application of Code Section 409A.

12.4Advice of Independent Tax Advisor.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.Miscellaneous Provisions.

13.1Termination or Amendment.  The Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Code Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

13.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance Units subject to this Award shall be subject in any manner or in any circumstance (including in connection with the Participant’s divorce) to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5Delivery of Documents and Notices.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or an Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(a)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 13.5 of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5.  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.

13.6Integrated Agreement.  The Grant Notice, this Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7Applicable Law.  This Agreement shall be governed by the laws of the State of Wisconsin as such laws are applied to agreements between Wisconsin residents entered into and to be performed entirely within the State of Wisconsin.

13.8Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.